UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

CB Financial Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 000-51351

North Carolina	20-2928613
(State of incorporation)	(I.R.S. Employer Identification No.)

3710 Nash Street North Post Office Box 8189 (Zip 27893) Wilson, North Carolina 27896-1120
(Address of principal executive offices)

(252) 243-5588
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CB FINANCIAL CORPORATION

INDEX

		Page

Item 8.01 -	Other Events	3

Signatures		4

Item 8.01 Other Events

Cornerstone Bank, the wholly owned banking subsidiary of CB Financial Corporation, received a letter, dated November 26, 2007, from the United States Attorney for the Eastern District of North Carolina stating that the Bank may have violated various federal laws relating to establishing and maintaining adequate anti-money laundering programs and the reporting of suspicious transactions in connection with providing services to certain former customers. The letter invited discussions between the U.S. Attorney’s office and legal counsel for the Bank. Those discussions occurred during the latter part of the week ended December 7, 2007. The Bank believes that it may be a possible target of criminal prosecution by the U.S. Attorney. The Bank denies that it has engaged in any criminal conduct and will vigorously defend itself. It has directed the Bank’s legal counsel to review those of its activities identified by the U.S. Attorney. Additionally, the Bank is continuing its prior cooperation with the U.S. Attorney’s office in its proceedings against the Bank’s former customers.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s or its subsidiary’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, or general conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL CORPORATION

Date: December 10, 2007	By:	/s/ Norman B. Osborn
Norman B. Osborn President and CEO